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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-44565) and related Prospectus of MMI Companies, Inc. and MMI Capital Trust I for the registration of $125,000,000 of 7 5/8% Capital Securities of MMI Capital Trust I and to the incorporation by reference therein of our reports dated February 26, 1998, with respect to the consolidated financial statements of MMI Companies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.




                                       /s/ Ernst & Young LLP
                                       ---------------------
                                           ERNST & YOUNG LLP

Chicago, Illinois
April 9, 1998